                                                                     Exhibit 2.1







                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              REXALL SUNDOWN, INC.,

                             RAC ACQUISITION CORP.,

                              ABRAHAM & SONS, LLC,

                         PRIDDY BROTHERS HOLDINGS, INC.,

                             RICHARDSON LABS, INC.,

                         EDWARD PRIDDY, JOHN PRIDDY AND

                                   MARK PRIDDY


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                                TABLE OF CONTENTS
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ARTICLE I - THE MERGER............................................................................................1

         1.01     The Merger......................................................................................1
         1.02     Effective Time of the Merger....................................................................1

ARTICLE II - THE SURVIVING CORPORATION............................................................................2

         2.01     Articles of Incorporation of the Surviving Corporation..........................................2
         2.02     Bylaws of the Surviving Corporation.............................................................2
         2.03     Directors and Officers of the Surviving Corporation.............................................2

ARTICLE III - CONVERSION OF COMPANY SHARES........................................................................2

         3.01     Exchange Ratio..................................................................................2
         3.02     Exchange of Rexall Shares for Company Shares....................................................3
         3.03     Dividends; Transfer Taxes.......................................................................3
         3.04     No Fractional Securities........................................................................3
         3.05     Transfer Books..................................................................................4
         3.06     Action..........................................................................................4

ARTICLE IV - CLOSING..............................................................................................4

         4.01     Closing.........................................................................................4
         4.02     Deliveries by Stockholders and Principals.......................................................4
         4.03     Deliveries by Buyers............................................................................5
         4.04     Termination in Absence of Closing...............................................................5

ARTICLE  V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE
             STOCKHOLDERS AND THE PRINCIPALS......................................................................6

         5.01     Existence; Good Standing; Corporate Authority; Compliance with Law..............................6
         5.02     Authorization, Validity and Effect of Agreements................................................7
         5.03     Capitalization; Title to Company Shares.........................................................7
         5.04     Subsidiaries....................................................................................8
         5.05     No Violation....................................................................................8
         5.06     Litigation......................................................................................8
         5.07     Absence of Certain Changes......................................................................8
         5.08     Employee Benefit Plans..........................................................................8
         5.09     Labor Matters...................................................................................9
         5.10     Title to Properties; Encumbrances...............................................................9
         5.11     Intellectual Property...........................................................................9
         5.12     Regulatory Compliance..........................................................................10
         5.13     Environmental Matters..........................................................................10
         5.14     Interests of Stockholders, Officers or Directors...............................................10
         5.15     Certain Agreements.............................................................................10
         5.16     No Brokers.....................................................................................11
         5.17     Required Vote of the Stockholders..............................................................11
         5.18     Board Action...................................................................................11
         5.19     Interested Party Transactions..................................................................11
         5.20     Product Liability and Recalls..................................................................11
         5.21     Insurance......................................................................................12
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         5.22     No Untrue Representations......................................................................12
         5.23     Financial Statements; Liabilities; Accounts Receivable.........................................12
         5.24     Inventories....................................................................................12
         5.25     Warranties and Returns.........................................................................12
         5.26     Purchase for Investment........................................................................13
         5.27     Company Independent Investigation..............................................................13
         5.28     Pooling of Interests...........................................................................13

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE BUYERS........................................................14

         6.01     Existence; Good Standing; Corporate Authority; Compliance with Law.............................14
         6.02     Authorization, Validity and Effect of Agreements...............................................14
         6.03     Capitalization.................................................................................14
         6.04     Subsidiaries...................................................................................15
         6.05     No Violation...................................................................................15
         6.06     SEC Documents..................................................................................16
         6.07     Litigation.....................................................................................16
         6.08     Absence of Certain Changes.....................................................................16
         6.09     Taxes..........................................................................................16
         6.10     Employee Benefit Plans.........................................................................16
         6.11     Labor Matters..................................................................................17
         6.12     Title to Properties; Encumbrances..............................................................17
         6.13     Intellectual Property..........................................................................17
         6.14     Regulatory Compliance..........................................................................17
         6.15     Environmental Matters..........................................................................18
         6.16     Interests of Officers or Directors.............................................................18
         6.17     Certain Agreements.............................................................................18
         6.18     Pooling of Interests...........................................................................18
         6.19     No Brokers.....................................................................................19
         6.20     No Required Vote of Rexall Shareholders........................................................19
         6.21     Rexall Board Action............................................................................19
         6.22     Interested Party Transactions..................................................................19
         6.23     Product Liability and Recalls..................................................................19
         6.24     Insurance......................................................................................19
         6.25     No Untrue Representations......................................................................19
         6.26     Buyers' Independent Investigation..............................................................20

ARTICLE VII - OBLIGATIONS PRIOR TO CLOSING.......................................................................20

         7.01     Access to Information and Assets...............................................................20
         7.02     Company's Conduct of Business and Operations...................................................20
         7.03     General Restrictions...........................................................................20
         7.04     Notice Regarding Changes.......................................................................21
         7.05     Cooperation and Best Efforts...................................................................21
         7.06     Insurance Policies.............................................................................22
         7.07     Options and Warrants...........................................................................22
         7.08     Casualty Loss..................................................................................22
         7.09     Employee Matters...............................................................................22
         7.10     Publicity......................................................................................22
         7.11     Affiliates; Pooling Agreements.................................................................22

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ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS, THE
               COMPANY AND THE BUYERS............................................................................22

         8.01     Conditions to Obligations of the Stockholders and the Company..................................22
         8.02     Conditions to Obligations of the Buyers........................................................23

ARTICLE IX - POST-CLOSING OBLIGATIONS............................................................................25

         9.01     Further Assurances.............................................................................25
         9.02     Non-Competition................................................................................25
         9.03     Appointment of Director........................................................................25
         9.04     Employee Matters...............................................................................25
         9.05     Payment of Certain Fees........................................................................25

ARTICLE X - TAX MATTERS..........................................................................................26

         10.01    Representations and Obligations Regarding Taxes................................................26
         10.02    Indemnification for Taxes......................................................................27

ARTICLE XI - MISCELLANEOUS.......................................................................................29

         11.01    Post Closing Indemnity and Limitation on Liability.............................................29
         11.02    Confidentiality................................................................................31
         11.03    Brokers........................................................................................31
         11.04    Costs and Expenses.............................................................................32
         11.05    Notices........................................................................................32
         11.06    No Shop........................................................................................33
         11.07    Governing Law..................................................................................33
         11.08    Representations and Warranties.................................................................33
         11.09    Entire Agreement; Amendments and Waivers.......................................................33
         11.10    Binding Effect and Assignment..................................................................33
         11.11    Exhibits and Schedules.........................................................................33
         11.12    Multiple Counterparts..........................................................................33
         11.13    References.....................................................................................33
         11.14    Survival.......................................................................................34
         11.15    Attorneys' Fees................................................................................34
         11.16    Further Assurances.............................................................................34

ARTICLE XII - DEFINITIONS........................................................................................34

         12.01    Affiliate......................................................................................34
         12.02    Closing........................................................................................34
         12.03    Code...........................................................................................34
         12.04    ERISA..........................................................................................34
         12.05    Collateral Agreements..........................................................................34
         12.06    Contracts......................................................................................35
         12.07    Company Benefit Plan...........................................................................35
         12.08    Company Certificate............................................................................35
         12.09    Company Material Contract......................................................................35
         12.10    Company Shares.................................................................................35
         12.11    Damages........................................................................................35
         12.12    Effective Time.................................................................................35
         12.13    Environmental Laws.............................................................................35
         12.14    Exchange Act...................................................................................35
         12.15    Exchange Ratio.................................................................................35
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                                     (iii)
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         12.16    Financial Statements...........................................................................35
         12.17    Governmental Authorities.......................................................................35
         12.18    HRS Act........................................................................................35
         12.19    IRS............................................................................................36
         12.20    Knowledge......................................................................................36
         12.21    Legal Requirements.............................................................................36
         12.22    Liens..........................................................................................36
         12.23    Material Adverse Effect........................................................................36
         12.24    Permits........................................................................................36
         12.25    Permitted Exceptions...........................................................................36
         12.26    Properties.....................................................................................36
         12.27    Proportionate Share............................................................................36
         12.28    Purchase Price Shares..........................................................................36
         12.29    Records........................................................................................36
         12.30    Regulations....................................................................................36
         12.31    Regulatory Filings.............................................................................37
         12.32    Rexall Reports.................................................................................37
         12.33    Rexall Shares..................................................................................37
         12.34    Rexall Subsidiary..............................................................................37
         12.35    Securities Act.................................................................................37
         12.36    Used...........................................................................................37
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                                      (iv)

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                                LIST OF SCHEDULES

COMPANY SCHEDULES
-----------------


Schedule 5.04              Subsidiaries
Schedule 5.05              Violation of Instruments
Schedule 5.06              Litigation
Schedule 5.07              Certain Changes
Schedule 5.08              Employee Benefit Plans
Schedule 5.11              Intellectual Property
Schedule 5.12              Regulatory Compliance
Schedule 5.15              Certain Agreements
Schedule 5.19              Interested Party Transactions
Schedule 5.20(a)           Product Liability and Recalls
Schedule 5.23(a)           Financial Statements
Schedule 5.23(b)           Accounts Payable
Schedule 5.23(c)           Accounts Receivable
Schedule 5.23(d)           Guarantees
Schedule 5.24              Inventories
Schedule 5.25              Warranties and Returns
Schedule 7.11              Affiliates
Schedule 10.01             Tax Matters


REXALL SCHEDULES
----------------


Schedule 6.04(a)           Subsidiaries
Schedule 6.05              Violation of Instruments
Schedule 6.07              Litigation
Schedule 6.08              Certain Changes
Schedule 6.09              Taxes
Schedule 6.10              Employee Benefit Plans
Schedule 6.13              Intellectual Property
Schedule 6.14              Regulatory Compliance
Schedule 6.17(b)           Defaults or Consents
Schedule 6.22              Interested Party Transactions
Schedule 6.23(a)           Product Liability and Recalls


                                      (v)
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                                LIST OF EXHIBITS



Exhibit A                  Voting Agreement
Exhibit B                  Edward Priddy Employment Agreement
Exhibit C                  Mark Priddy Employment Agreement
Exhibit D                  John Priddy Employment Agreement
Exhibit E                  Registration Rights Agreement
Exhibit F                  Pooling Agreement























                                      (vi)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 24, 1997, by and among (i) Rexall Sundown, Inc., a Florida corporation ("Rexall"), (ii) RAC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Rexall ("Acquisition Corp."), (iii) Richardson Labs Inc., a Delaware corporation (the "Company"), and (iv) the Company's stockholders, Abraham & Sons, LLC, a Nevada limited liability company ("A&S"), and Priddy Brothers Holdings, Inc., a Delaware corporation ("PBI" and together with A&S, the "Stockholders"), and (v) Edward Priddy, Mark Priddy and John Priddy, each a resident of the State of Idaho and a stockholder of PBI (collectively, the "Principals"). Rexall and Acquisition Corp. are sometimes referred to herein collectively as the "Buyers" and individually as a "Buyer."

         WHEREAS, the Boards of Directors of Rexall, Acquisition Corp. and the Company each have determined that a business combination between Rexall and the Company is advisable and in the best interests of their respective companies and shareholders and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger of the Company with and into Acquisition Corp. provided for herein (the "Merger") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Code and for financial accounting purposes shall be accounted for as a "pooling of interests"; and

         WHEREAS, as a condition and inducement to Rexall's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Rexall is entering into a voting agreement with the Stockholders and the Principals, in the form attached hereto as Exhibit A, pursuant to which the Stockholders and the Principals have granted, subject to the terms and conditions contained therein, a proxy to Rexall to vote the shares of the Company then owned by the Stockholders, or for which they hold proxies, to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

         1.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time the Company shall be merged with and into Acquisition Corp., with Acquisition Corp. being the surviving corporation in the Merger (the "Surviving Corporation"), and the separate existence of the Company (sometimes referred to herein as the "Terminating Entity") shall thereupon cease. The Merger shall have the effects set forth in the DGCL.

         1.02 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the completion of the filing of properly executed Certificates of Merger relating to the Merger with the Department of State of the State of Delaware, which filing shall be made on the Closing Date (as hereinafter defined) after satisfaction or waiver of the conditions set forth in Article VIII hereof. When used in this Agreement, the term "Effective Time" shall mean 12:01 a.m. on the date on which such Articles of Merger are filed successfully.

                   ARTICLE II - THE SURVIVING CORPORATION

         2.01 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Acquisition Corp. shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with such Articles and applicable law.

         2.02 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Acquisition Corp. as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.03 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Acquisition Corp. shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected in accordance with Acquisition Corp.'s bylaws and applicable law.




                ARTICLE III - CONVERSION OF COMPANY SHARES

         3.01     EXCHANGE RATIO.

                  (a) Each share of capital stock in the Company issued and outstanding immediately prior to the Effective Time (a "Company Share") shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into and become the right to receive (in the manner set forth herein) its Proportionate Share of such number of shares of the common stock, par value $.01 per share, of Rexall ("Rexall Shares"), as shall have a Fair Market Value of $75,000,000 (the "Purchase Price Shares"). Accordingly, each Company Share shall entitle the holder thereof to receive such number of Rexall Shares as is equal to the quotient obtained by dividing (A) the number of Purchase Price Shares by (B) the number of Company Shares outstanding immediately prior to the Effective Date. Notwithstanding the foregoing, in no event shall the holders of Company Shares receive fewer than 2,884,616 Rexall Shares in exchange for the Company Shares.

                  For purposes hereof, the Fair Market Value of a Rexall Share shall mean the average of the closing prices of a share of Rexall Common Stock as reported by the Nasdaq National Market on the date hereof and the 15 trading days immediately prior to and the 14 trading days immediately subsequent to the date hereof.

                  (b) At the Effective Time, each certificate previously representing any Company Share (each, a "Company Certificate") shall thereafter represent the number of whole Rexall Shares into which such Company Share has been converted. Certificates representing Company Shares shall be exchanged for certificates representing whole Rexall Shares issued in consideration therefor in accordance with the provisions hereof. If prior to the Effective Time Rexall or the Company should split, merge or combine the Rexall Shares or the Company Shares, or pay a stock dividend or other stock distribution in Rexall Shares or Company Shares, then the exchange ratio contemplated by Section 3.01(a) hereof (the "Exchange Ratio") will be proportionately adjusted to reflect such split, merger, combination, dividend or other distribution.

                  (c) Each Company Share held in the Company's treasury immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no Rexall Shares shall be issued in exchange therefor.

         3.02     EXCHANGE OF REXALL SHARES FOR COMPANY SHARES.

                  (a) At the Closing, Rexall shall deliver (or cause to be delivered) to the holders of Company Shares immediately prior to the Effective Time, stock certificates (bearing the "restricted stock" legend contemplated by Section 5.26(e) hereof) duly registered in the name of each holder and representing such holder's Proportionate Share of the number of Rexall Shares, in each case rounded down to the nearest whole share, equal to the whole number of Rexall Shares such holder has the right to receive pursuant to Section 3.01(a) hereof, which shares shall be subject to the registration rights set forth in Exhibit E. The Rexall Shares into which the Company Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

                  (b) At the same time as the deliveries pursuant to the preceding Section 3.02(a), Rexall shall deliver to the holders of Company Shares Rexall's check in an aggregate amount equal to the fractional share payments required by Section 3.04 hereof.

                  (c) In the event that any stock certificate representing a Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Rexall will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Rexall Shares into which such Company Shares are converted in the Merger in accordance with this
Article III which shall be distributed to the holders thereof in accordance with
Section 3.02(a) hereof. When authorizing such issuance in exchange therefor, the Board of Directors of Rexall may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Rexall a bond in such sum as it may direct as indemnity, or such other form of indemnity as it shall direct, against any claim that may be made against Rexall with respect to the certificate alleged to have been lost, stolen or destroyed.

                  (d) At and after the Effective Time, the holders of Company Shares shall cease to have any rights as Stockholders of the Terminating Entity except for the right to obtain certificates for Rexall Shares and cash for fractional shares as provided hereunder or as otherwise contemplated hereby.

         3.03 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on Rexall Shares will be paid to persons entitled to receive Rexall Shares until such persons surrender their Company Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Rexall Shares shall be issued any dividends which shall have become payable with respect to such Rexall Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Rexall Shares are to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to Rexall any transfer or other taxes required by reason of the issuance of such certificates for such Rexall Shares, or shall establish to the satisfaction of Rexall that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Rexall nor any party hereto shall be liable to a holder of Company Shares for any Rexall Shares or dividends thereon or, in accordance with
Section 3.04 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

         3.04 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Rexall Shares shall be issued upon the surrender for exchange of Company Certificates pursuant to this Article III and no dividend, stock split or other change in the capital structure of Rexall shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of a Company Share who would otherwise have been entitled to a fraction of a Rexall Share upon surrender of a Company Certificate for exchange pursuant to this Article III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Fair Market Value per share. No interest will be paid or accrued on the cash in lieu of fractional shares.

         3.05 TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Rexall Shares and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to Section 3.02. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Rexall has received a written agreement from such person as provided in Section 7.11.

         3.06 ACTION. If at any time after the Effective Time any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.



                             ARTICLE IV - CLOSING

         4.01 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, at 10:00 am., local time, on January 26, 1998, or, if the conditions set forth in Article VIII have not been satisfied or waived on such date, no later than one (1) day after the day on which all such conditions have been satisfied or waived. The date on which the Closing occurs is referred to herein as the "Closing Date."

         4.02 DELIVERIES BY STOCKHOLDERS AND PRINCIPALS. At or prior to the Closing, the Stockholders and the Principals shall deliver (or cause to be delivered) to Rexall:

                           (i) certificates representing all of the outstanding
Company Shares;

                           (ii) the resignations of all the officers and
directors of the Terminating Entity;

                           (iii) the stock book, minute book and corporate seal
of the Terminating Entity;

                           (iv) a certificate executed by the Principals to the
effect that the conditions set forth in Section 8.02 have been satisfied;

                           (v) constructive possession of all originals and
copies of agreements, instruments, documents, deeds, books, records, files, tax returns and other data and information of Company within the possession of the Company or any Affiliate of the Company or any Stockholder pertaining to the Company or the Terminating Entity (collectively, the "Records"); provided, however, that the Stockholders and the Principals may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Stockholders reasonably expect to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Stockholders will be required in connection with the Stockholders' performance of their obligations under Article X hereof, together with copies of any agreements of merger or asset purchases to which the Company is a party;

                           (vi) articles of incorporation of the Company
certified by the appropriate governmental official as of a recent date and bylaws of the Company certified by its Secretary;

                           (vii) certificates of good standing with respect to
the Company, issued as of recent dates, by the Secretaries of State of the State of Delaware and the State of Idaho, and (2) each of the jurisdictions listed in
Section 5.04 of the Company Disclosure Schedule;

                           (viii) the Merger filings contemplated by Section
1.02 hereof, duly executed by the Terminating Entity;

                           (ix) Employment Agreements between Rexall and each of
Edward Priddy, Mark Priddy and John Priddy, the forms of which are attached hereto as Exhibits B, C and D, respectively, duly executed by Edward Priddy, Mark Priddy and John Priddy;

                           (x) "Pooling" Agreements duly executed by the
Stockholders and the Principals; and

                           (xi) all other documents, instruments, agreements and
all certificates and other evidence as Rexall or its counsel may reasonably request as to the satisfaction of the conditions to Buyers' obligations set forth herein.

         4.03 DELIVERIES BY BUYERS. At or prior to the Closing, the Buyers shall deliver (or cause to be delivered) to the Stockholders and the Principals:

                           (i) a certificate executed by an authorized officer
of each of the Buyers on behalf of the Buyers to the effect that the conditions set forth in Section 8.01 have been satisfied;

                           (ii) a certificate of good standing of each of the
Buyers, issued as of a recent date by the Secretaries of State of their respective states of incorporation;

                           (iii) the Merger filings contemplated by Section 1.02
hereof, duly executed by Acquisition Corp.;

                           (iv) the stock certificates contemplated by Section
3.02(a) hereof;

                           (v) Employment Agreements between Rexall and each of
Edward Priddy, Mark Priddy and John Priddy, the forms of which are attached hereto as Exhibits B, C and D, respectively, duly executed by Rexall;

                           (vi) the Registration Rights Agreement in the form
attached hereto as Exhibit E, duly executed by Rexall; and

                           (vii) all other documents, instruments, agreements,
certificates and other evidence as the Stockholders, the Principals or their counsel may reasonably request as to the satisfaction of the conditions to the Buyers' obligations set forth herein.

         4.04 TERMINATION IN ABSENCE OF CLOSING.

                  (a) If by the close of business on March 31, 1998, the Closing has not occurred, then any party hereto may thereafter terminate this Agreement by written notice to such effect to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, stockholder, member, director, officer, employee or representative of such party unless the reason for the Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VIII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 4.01, the failure of such party to perform its obligations under this Article IV on such date; PROVIDED, HOWEVER, that the provisions of Sections 4.04(d), 11.02, 11.03 and 11.04 shall survive any such termination; and PROVIDED FURTHER, HOWEVER, that any termination pursuant to this Section 4.04 shall not relieve any party hereto who was responsible for the Closing having not occurred as described in the foregoing clauses (i) or (ii) of any liability for (X) such party's willful breach of the provisions of this Agreement, or (Y) if all of the conditions to such party's obligations set forth in Article VIII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 4.01, the failure of such party to perform its obligations under this Agreement on such date.

                  (b) Notwithstanding the approval of the Stockholders, this Agreement and the transactions contemplated herein may also be terminated and abandoned by the Company at any time on or prior to the Closing Date if:

                           (i) any representations or warranties made herein for
the benefit of the Company, the Principals and/or the Stockholders, or any certificate, schedule or document furnished to the Company and/or the Stockholders pursuant to this Agreement is untrue in any material respect and such untruth is not corrected by the Closing Date; or

                           (ii) Either Buyer shall have defaulted in any respect
in the performance of any material obligation under this Agreement.

                  (c) Notwithstanding the approval of the respective Boards of Directors of Buyers, this Agreement and the transactions contemplated herein may also be terminated and abandoned by the Buyers or either of them at any time on or prior to the Closing Date if:

                           (i) any representations or warranties made herein for
the benefit of either Buyer, or any certificate, schedule or document furnished to Buyers pursuant to this Agreement is untrue in any material respect and such untruth is not corrected by the Closing Date; or

                           (ii) The Company, any Stockholder or any Principal
defaults in any respect in the performance of any material obligation under this Agreement.

                  (d) If for any reason the Closing does not occur prior to March 31, 1998 (or such later date as may be mutually agreed to by the parties), as a result of any Buyer's failure to perform its obligations under this Article IV or its breach of the provisions of this Agreement, Rexall agrees to pay the Company an amount equal to $250,000 as compensation for the Company's costs and expenses incurred in connection with the examination and investigation of the Buyer and the preparation and negotiation of this Agreement and related documents. Such amount shall be paid within three (3) weeks after the Company's request therefor. Notwithstanding the foregoing, the parties agree that such amount relates solely to expenses incurred in connection with the preparation and negotiation of this Agreement and related documents, and the Company may pursue all other available remedies for any other damages caused by either of the Buyer's breach of or failure to perform its obligations hereunder.

         ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE
                        STOCKHOLDERS AND THE PRINCIPALS

         Except as set forth in the Company Disclosure Schedule, the Company, each of the Stockholders and each of the Principals hereby severally represent and warrant to each of the Buyers as of the date of this Agreement that:

         5.01 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has succeeded to all of the rights and obligations of Richardson Labs, LLC. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. To the Company's Knowledge, neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation (including, without limitation, the Federal Food, Drug and Cosmetic Act, the Nutritional Labeling and Education Act of 1990, the Dietary Supplement Health and Education Act of 1994 and any related state acts or rules including Proposition 65 of the Health & Safety Code of the State of California) to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violation would have a Company Material Adverse Effect. To the Company's Knowledge, the Company and the Company Subsidiaries have obtained all licenses, permits and other governmental authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have a Company Material Adverse Effect. The copies of the Company's Certificate of Incorporation and By-laws previously delivered to Rexall are true and correct.

         5.02 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding Company Shares, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents to be executed hereunder (when executed and delivered by the Company pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to creditors' rights and general principles of equity.

         5.03 CAPITALIZATION; TITLE TO COMPANY SHARES.

                  (a) The authorized capital of the Company consists of 5,000 Shares. As of the date hereof, there were 1,000 Company Shares outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders of the Company on any matter. All such outstanding Company Shares are duly authorized, validly issued and free of preemptive rights, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of the Company Subsidiaries to issue, transfer or sell any equity interests in the Company or any of the Company Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell equity interests in the Company or the Surviving Corporation pursuant to any Company Benefit Plan. There are no voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting of the equity interests in the Company or any of the Company Subsidiaries.

                  (b) Each Stockholder has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell such Stockholder's Company Shares, free and clear of any liens, pledges, security interests, charges, claims or other encumbrances of any nature whatsoever ("Liens") (with the exception of those restrictions arising from the registration requirements of any applicable federal or state securities laws) and, upon purchase and payment therefor by Rexall, in accordance with the terms of this Agreement, Rexall will obtain good and marketable title to all such Company Shares free and clear of all Liens (with the exception of those restrictions arising from the registration requirements of any applicable federal or state securities laws).

         5.04 SUBSIDIARIES. The Company owns directly or indirectly all of the outstanding shares of capital stock of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Liens, other than (i) Liens imposed by local law which are not material and (ii) as set forth in Section 5.04 of the Company Disclosure Schedule. Set forth in
Section 5.04 of the Company Disclosure Schedule is, for each of the Company Subsidiaries, if applicable: (i) its name and jurisdiction of incorporation or organization together with each foreign jurisdiction in which it is qualified to do business; (ii) its authorized capital stock, share capital or other equity interests; and (iii) the number of issued and outstanding shares of capital stock, share capital or other equity interests. Other than interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

         5.05 NO VIOLATION. Except as disclosed in Section 5.05 of the
Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-laws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties or assets is bound or affected, except for any of the foregoing matters which would not have a Company Material Adverse Effect; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets, except for such violations which would not have a Company Material Adverse Effect; or (iv) other than the filings provided for in Article I, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval, permit or authorization of, or declaration, filing or registration with, any domestic or foreign governmental or regulatory authority or agency, the failure of which to obtain or make would have a Company Material Adverse Effect.

         5.06 LITIGATION. Except as set forth in Section 5.06 of the Company Disclosure Schedule, there are no actions suits or proceedings pending against the Company or any of the Company Subsidiaries or, to the Knowledge of the executive officers of the Company, (i) investigations or reviews pending, or
(ii) actions, suits, investigations, reviews or proceedings threatened against the Company or the Company Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that could reasonably be expected to have a Company Material Adverse Effect.

         5.07 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 5.07 of the Company Disclosure Schedule, since October 31, 1997, the Company has conducted its business only in the ordinary course of such business and there has not been (i) to the Knowledge of the Company, any liability or obligation incurred which is material to Company taken as a whole, other than in the ordinary course of business; (ii) any Material Adverse Effect incurred from damage, destruction or casualty loss to any part of its properties not covered by insurance; (iii) any sale, assignment or transfer of assets except for the sale of inventory and the sale or disposal of property in the ordinary course of business; (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Shares except of the nature allowed under Section 7.03(i); or (v) any material change in its accounting principles, practices or methods.

         5.08 EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") covering employees of the Company and the Company Subsidiaries (the "Company Benefit Plans") are listed in Section
5.08 of the Company Disclosure Schedule. True and complete copies of the Company Benefit Plans have been made available to Rexall. To the extent applicable, the Company Benefit Plans comply with the requirements of ERISA and the Code, except for any such failure to so comply which would not have a Company Material Adverse Effect, and any Company Benefit Plan intended to be qualified under
Section 401(a) of the Code has been determined by the IRS to be so qualified. No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Company Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA, except for any such liability which would not have a Company Material Adverse Effect. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Knowledge of the executive officers of the Company, there are no pending or anticipated material claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Since December 31, 1996, neither the Company nor any entity under "common control" with the Company within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as set forth in
Section 5.08 of the Company Disclosure Schedule and as provided under Part 6 of Title I of ERISA, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

         5.09 LABOR MATTERS. Neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries relating to their business, except for any such proceeding which would not have a Company Material Adverse Effect. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

         5.10 TITLE TO PROPERTIES; ENCUMBRANCES. The Company and each of the Company Subsidiaries has good and marketable title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of the Company as at December 31, 1996 (except properties, interests in properties and assets (real and personal) sold or otherwise disposed of in the ordinary course of business since December 31, 1996) free and clear of all Liens, except for the Permitted Exceptions.

         5.11 INTELLECTUAL PROPERTY. To the Knowledge of the Company, except for such Rights the failure to have ownership of which would not have a Company Material Adverse Effect, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, copyrights and other similar rights ("Rights"), which are necessary for the conduct of its business as presently conducted. To the Knowledge of the Company, except as set forth in Section 5.11 of the Company Disclosure Schedule, the validity of the Rights is not being questioned in any litigation to which the Company is a party, nor, to the Knowledge of the executive officers of the Company, is any such litigation threatened except for any such proceeding which would not have a Company Material Adverse Effect. The Company has no Knowledge of any notice or claim or other indications that any of such Rights is not valid or enforceable by the Company. Except as set forth in Section 5.11 of the Company Disclosure Schedule, to the Knowledge of the Company, the conduct of the business of the Company as presently conducted does not conflict with any valid patents, trademarks, trade names, copyrights or similar rights of others, in each case in any way which would have a Company Material Adverse Effect. A list of all patents, trademarks, tradenames and copyrights owned or licensed by the Company included in the Rights is set forth in Section 5.11 of the Company Disclosure Schedule.

         5.12 REGULATORY COMPLIANCE. To the Knowledge of the Company, the Company and the Company Subsidiaries have received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary or desirable to the conduct of the business of the Company and the Company Subsidiaries as they are now conducted with the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC") and the United States Department of Agriculture ("USDA"), as applicable, except for such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations of which the failure to so obtain would not have a Company Material Adverse Effect; to the Knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations and all applicable FDA, FTC, CPSC, USDA, federal, state and local rules and regulations, except where the failure to so comply would not have a Company Material Adverse Effect or as set forth in
Section 5.12 of the Company Disclosure Schedule, and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same.

         5.13 ENVIRONMENTAL MATTERS. To the Company's Knowledge, the Company and the Company Subsidiaries have obtained all permits, licenses and other written authorizations, if any, which are required under the Environmental Laws, the failure of which to obtain would have a Company Material Adverse Effect. To the Company's Knowledge, the Company and the Company Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and written authorizations under the Environmental Laws, and are also in compliance with all other Environmental Laws except when the failure to be in such compliance would not have a Company Material Adverse Effect. There is no pending or, to the Knowledge of the Company, threatened, civil or criminal litigation, notice of violation, or administrative proceeding involving the Company or any of the Company Subsidiaries relating in any way to Environmental Laws. To the Company's Knowledge, there have not been and there are not any past or present events, facts, conditions, or circumstances which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding or hearing, study or investigation under the Environmental Laws based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal (on-site and off-site), transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste which would have a Company Material Adverse Effect, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which would be brought under Environmental Laws.

         5.14 INTERESTS OF STOCKHOLDERS, OFFICERS OR DIRECTORS. None of the Company's Stockholders, officers or directors has, nor does any officer or director of any of the Company Subsidiaries have, any interest in any material property, real or personal, tangible or intangible, including inventions, trademarks, service marks, trade names and copyrights, used in or pertaining to the business of the Company or the Company Subsidiaries, except for the normal rights of a stockholder and except for rights under existing employee benefit plans.

         5.15 CERTAIN AGREEMENTS.

                  (a) To the Company's Knowledge, all material contracts, leases, agreements and arrangements to which the Company or any of the Company Subsidiaries is a party (collectively, the "Company Material Contracts"), are legally valid and binding in accordance with their terms and in full force and effect. Except as set forth in Section 5.15 of the Company Disclosure Schedule to the Knowledge of the Company, all parties to the Company Material Contracts have complied with the provisions of such Contracts, and to the Knowledge of the Company, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the noncompliance with or invalidity of the Company Material Contract or the default or breach thereunder or thereof would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 5.15 of the Company Disclosure Schedule, no Company Material Contract will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for such Company Material Contracts which, if terminated, would not have a Company Material Adverse Effect.

                  (c) During the six months immediately prior to the date hereof, no Significant Customer has or Significant Customers have canceled or otherwise terminated its or their relationship with the Company or the Company Subsidiaries. For purposes of this Section 5.15, "Significant Customer" or "Significant Customers" shall mean any customer or customers of the Company which, individually or in the aggregate, accounted for 5% or more of the consolidated revenues of the Company during the fiscal year ended December 31, 1996.

         5.16 NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, Rexall or the Surviving Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Smith Barney Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Rexall prior to the date hereof. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.17 REQUIRED VOTE OF THE STOCKHOLDERS. The affirmative vote of the holders of not less than a majority of the outstanding Company Shares is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote, approval or consent of any Stockholders of the Company is required by law, the Certificate of Incorporation of the Company, or otherwise, to adopt this Agreement and approve the Merger and the other transactions contemplated hereby, except for the vote of the Stockholders of the Company.

         5.18 BOARD ACTION. The Board of Directors of the Company (at a meeting duly called and held) has (a a) determined that the Merger is fair to and in the best interest of the Company and the Stockholders and (b b) resolved (subject to the fiduciary duty of the Directors as advised by outside counsel) to recommend approval and adoption of this Agreement and the Merger by the Stockholders, and directed that this Agreement be submitted to the Stockholders.

         5.19 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
5.19 of the Company Disclosure Schedule, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC if the Company were subject to Section 13 of the Exchange Act.

         5.20 PRODUCT LIABILITY AND RECALLS. (a) Except as disclosed in
Section 5.20 of the Company Disclosure Schedule, the Company is not aware of any claim, pending or threatened, against the Company or any of the Company Subsidiaries for injury to person or property of employees or any third parties suffered as a result of the manufacture, sale or distribution of any product or performance of any service by the Company or any of the Company Subsidiaries which would reasonably be expected to have a Company Material Adverse Effect, including claims arising out of the allegedly defective or unsafe nature of its products or services.

                           (b) Except as disclosed in Section 5.20 of the
Company Disclosure Schedule, there is no pending (as to which the Company has received notice) or, to the Knowledge of the Company, threatened recall or investigation of any product sold by the Company.

         5.21 INSURANCE. All fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of the Company Subsidiaries are with reputable insurance carriers and are in full force and effect with all premiums due thereon paid.

         5.22 NO UNTRUE REPRESENTATIONS. Without limiting any other representation or warranty contained herein, there are no statements in this Agreement, the Company Disclosure Schedule or certificate issued by the Company and furnished or to be furnished to Rexall pursuant hereto or in connection with the transactions contemplated hereby or omissions therefrom which would constitute a violation of Section 12(2) of the Securities Act, Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

         5.23 FINANCIAL STATEMENTS; LIABILITIES; ACCOUNTS RECEIVABLE.

                  (a) Except as set forth in Section 5.23 of the Company Disclosure Schedule, the Company has delivered to Buyers true and complete copies of the unaudited Financial Statements of Richardson Labs, Inc., an Idaho corporation, as of and for the year ended December 31, 1995 and audited Financial Statements of Richardson Labs, LLC as of and for the year ended December 31, 1996 and unaudited Financial Statements of Richardson Labs, LLC as of and for the eleven months ended November 30, 1996 and 1997, and said Financial Statements are attached hereto as Section 5.23(a) of the Company Disclosure Schedule. Subject to the footnotes therein (and subject, in the case of interim Financial Statements, to year-end adjustments which except as heretofore discussed with Rexall, will not be material in amount or effect, all of such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly the financial condition and results of operations of Richardson Labs LLC in all material respects for the dates or periods indicated therein.

                  (b) Except as otherwise set forth in Section 5.23(b) of the Company Disclosure Schedule, the accounts receivable reflected on the December 31, 1996 balance sheet (the "Balance Sheet") included in the Financial Statements attached as Section 5.23(a) of the Company Disclosure Schedule and all accounts receivable arising since December 31, 1996 (the "Balance Sheet Date"), arose from bona fide transactions in the ordinary course of business. Except as set forth in Section 5.23(b) of the Company Disclosure Schedule, no such account has been assigned or pledged to any other person, firm or corporation.

                  (c) Except as set forth in Section 5.23(c) of the Company Disclosure Schedule, the Company has not guaranteed any obligation or indebtedness of any Person (including any Stockholders) and no Person (including any Stockholder) has guaranteed any obligation or indebtedness of the Company.

         5.24 INVENTORIES. Except as otherwise set forth in Section 5.24 of the Company Disclosure Schedule, the inventory of the Company consists in all material respects of items of a condition consistent with past practices of the Company. The value of obsolete materials, materials below standard quality and slow-moving materials has been written down in accordance with GAAP.

         5.25 WARRANTIES AND RETURNS. Section 5.25 of the Company Disclosure Schedule summarizes the general present practices and policies followed by the Company with respect to guarantees, warranties, servicing or repairs of any products sold and services rendered by the Company, whether such practices are oral or in writing or are deemed to be legally enforceable.

         5.26 PURCHASE FOR INVESTMENT.

                  (a) Each Stockholder and Principal acknowledges that it has been given access to information relating to the business of Rexall including the Rexall Reports.

                  (b) Each Stockholder is acquiring the Rexall Shares issuable pursuant to the Merger for its own account and, except as contemplated by the Registration Rights Agreement (as hereinafter defined), not with a view to, or for sale in connection with, any "distribution," as such term is used in Section 2(11) of the Securities Act of any Rexall Shares in violation of the Securities Act.

                  (c) Each Stockholder is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         (d) Each Stockholder understands (i) that the Rexall Shares issued in the Merger will be restricted securities within the meaning of Rule 144 of the Securities Act ("Rule 144"); (ii) that such securities are not registered but will be subject to registration in the manner set forth in the Registration Rights Agreement; (iii) that such securities must be held indefinitely and that no transfer of such securities may be made (except through exercise of the rights granted pursuant to the Registration Rights Agreement) by such Stockholder unless (A) such securities have been registered under the Securities Act and any applicable state securities laws, or (B) an exemption from registration is available under applicable state securities laws and the Securities Act, including in accordance with the terms and conditions of Rule 144; and (iv) that, in any event, the exemption from registration under Rule 144 will not be available unless such securities have been beneficially owned for at least one year.

                  (e) Each Stockholder understands that the certificates representing Rexall Shares issued pursuant to this Agreement shall bear a legend substantially as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) an opinion (satisfactory to the

                  Company) of counsel (satisfactory to the Company) that registration is not required."

         5.27 COMPANY INDEPENDENT INVESTIGATION. The Company and its representatives have undertaken an independent investigation and verification of the business, operations and financial condition of Rexall, provided, however, that no such investigation shall be deemed a waiver of any of the representations or warranties contained in Article VI. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY REXALL OR ACQUISITION CORP. IN THIS AGREEMENT, THE COMPANY ACKNOWLEDGES THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FINANCIAL CONDITION, ASSETS, LIABILITIES, EQUITY, OPERATIONS, BUSINESS OR PROSPECTS OF REXALL.

         5.28 POOLING OF INTERESTS. All information provided by the Company to the Buyers germane to the transactions contemplated hereby qualifying for "pooling of interests" treatment for accounting and financial reporting purposes is accurate and correct in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto and the pronouncements of the SEC.

            ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         Except as set forth in the Rexall Disclosure Schedule, the Buyers represent and warrant to the Company, the Stockholders and the Principals that:

         6.01 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Rexall is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and Acquisition Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Rexall is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Rexall Material Adverse Effect. Rexall has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of Rexall's subsidiaries (a "Rexall Subsidiary") is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Rexall Material Adverse Effect. To Rexall's Knowledge, neither Rexall nor any Rexall Subsidiary or any of their respective properties or assets is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation (including, without limitation, the Federal Food, Drug and Cosmetic Act, the Nutritional Labeling and Education Act of 1990, the Dietary Supplement Health and Education Act of 1994 and any related state acts or rules including Proposition 65 of the Health & Safety Code of the State of California) to which Rexall or any of the Rexall Subsidiaries or any of their respective properties or assets is subject, where such violation would have a Rexall Material Adverse Effect. To Rexall's Knowledge, Rexall and the Rexall Subsidiaries have obtained all licenses, permits and other governmental authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have a Rexall Material Adverse Effect. The copies of Rexall's Articles of Incorporation and By-laws previously delivered to the Company are true and correct.

         6.02 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of
Rexall and Acquisition Corp. has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Rexall and Acquisition Corp. of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered by Rexall pursuant hereto for value received) will constitute, the valid and legally binding obligations of Rexall and Acquisition Corp., enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to creditors' rights and general principles of equity.

         6.03 CAPITALIZATION. The authorized capital stock of Rexall consists of 100,000,000 shares of Rexall Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Rexall Preferred Stock"). As of November 30, 1997, there were 67,891,811 shares of Rexall Common Stock issued and outstanding, and no shares of Rexall Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of Rexall have been issued except pursuant to the exercise of options outstanding under Rexall's stock option plans (collectively, the "Rexall Stock Option Plans"). Rexall has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Rexall on any matter. All such issued and outstanding shares of Rexall Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement and pursuant to the Rexall Stock Option Plans, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Rexall or any of the Rexall Subsidiaries to issue, transfer or sell any shares of capital stock of Rexall or any of the Rexall Subsidiaries. The issuance and delivery by Rexall of the Rexall Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Rexall. The Rexall Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. There are no voting trusts or other agreements or undertakings to which Rexall or any of the Rexall Subsidiaries is a party with respect to the voting of the capital stock of Rexall or any of the Rexall Subsidiaries. Other than as contemplated by this Agreement, Rexall has not resolved or agreed to and does not presently intend to declare any stock dividends in respect of its capital stock, or split, combine, merge or reclassify its capital stock or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock which actions would be effective on or before March 31, 1998.

         6.04 SUBSIDIARIES.

                  (a) Rexall owns directly or indirectly all of the outstanding shares of capital stock of each of the Rexall Subsidiaries, except as set forth in the Rexall Reports (as defined in Section 6.06) filed prior to the date of this Agreement. Each of the outstanding shares of capital stock of each of the Rexall Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Rexall free and clear of all Liens, other than (i) Liens imposed by local law which are not material and
(ii) as set forth in Section 6.04(a) of the Rexall Disclosure Schedule. Set forth in Section 6.04(a) of the Rexall Disclosure Schedule is, for each Rexall Subsidiary, if applicable: (i) its name and jurisdiction of incorporation or organization together with each foreign jurisdiction in which it is qualified to do business; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. Other than interests in the Rexall Subsidiaries, neither Rexall nor any Rexall Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

                  (b) The authorized capital stock of Acquisition Corp. consists of 3,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and outstanding and owned by Rexall. Acquisition Corp. has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

         6.05 NO VIOLATION. Except as disclosed in Section 6.05 of the Rexall Disclosure Schedule, neither the execution and delivery by Rexall and Acquisition Corp. of this Agreement, nor the consummation by Rexall and Acquisition Corp. of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles or Certificate of Incorporation or By-laws of Rexall or Acquisition Corp.; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Rexall Stock Option Plans, or any grant or award under the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any

Lien, upon any of the material properties of Rexall or the Rexall Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Rexall or any of the Rexall Subsidiaries is a party, or by which Rexall or any of the Rexall Subsidiaries or any of their properties or assets is bound or affected, except for any of the foregoing matters which would not have a Rexall Material Adverse Effect; (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rexall, any of the Rexall Subsidiaries or any of their properties or assets, except for such violations as would not have a Rexall Material Adverse Effect; or (v) other than the Regulatory Filings, require any consent, approval, permit or authorization of, or declaration, filing or registration with, any domestic or foreign governmental or regulatory authority or agency, the failure of which to obtain or make would have a Rexall Material Adverse Effect.

         6.06 SEC DOCUMENTS. Rexall has delivered or made available to the Company each registration statement, report, proxy statement or information statement filed by it with the SEC since November 30, 1996 through the date of this Agreement, including, without limitation, (i) Rexall's Annual Report on Form 10-K for the year ended August 31, 1997, (ii) Rexall's Proxy Statement for the Annual Meeting of Shareholders held February 6, 1997, (iii) Rexall's Quarterly Reports on Form 10-Q for the periods ending November 30, 1996, February 28, 1997 and May 31, 1997, and (iv) Rexall's Registration Statement on Form S-3 (No. 333-13379), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Rexall Reports"). As of their respective dates, the Rexall Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder. Each of the consolidated balance sheets included in or incorporated by reference into the Rexall Reports (including the related notes and schedules) fairly presents the consolidated financial position of Rexall and the Rexall Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Rexall Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Rexall and the Rexall Subsidiaries in all material respects for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

         6.07 LITIGATION. Except as set forth in Section 6.07 of the Rexall Disclosure Schedule, there are no actions, suits or proceedings pending against Rexall or the Rexall Subsidiaries or, to the Knowledge of the executive officers of Rexall, (i) investigations or reviews pending, or (ii) actions, suits investigations, reviews or proceedings threatened against Rexall or the Rexall Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that could reasonably be expected to have a Rexall Material Adverse Effect.

         6.08 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 6.08 of the Rexall Disclosure Schedule, since August 31, 1997, Rexall has conducted its business only in the ordinary course of such business and there has not been
(i) to the Knowledge of Rexall, any liability or obligation incurred which is material to Company taken as a whole, other than in the ordinary course of business; (ii) any Material Adverse Effect incurred from damage, destruction or casualty loss to any part of its properties not covered by insurance; (iii) any sale, assignment or transfer of assets except for the sale of inventory and the sale or disposal of property in the ordinary course of business; (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to the Rexall Shares; or (v) any material change in its accounting principles, practices or methods.

         6.09 TAXES. Rexall and each Rexall Subsidiary (i) has timely filed all material federal, state and foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns, (iii) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) has "open" years for federal income tax returns only as set forth in Section 6.09 of the Rexall Disclosure Schedule.

         6.10 EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements under Section 3(3) of ERISA covering employees of Rexall and the Rexall Subsidiaries (the "Rexall Benefit Plans") are listed in the Rexall Reports. True and complete copies of the Rexall Benefit Plans have been made available to the Company. To the extent applicable, the Rexall Benefit Plans comply with the requirements of ERISA and the Code except where such failure to so comply would not have a Rexall Material Adverse Effect, and any Rexall Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Rexall Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Rexall nor any Rexall Benefit Plan has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA, except for any such liability which would not have a Rexall Adverse Effect. Each Rexall Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the Knowledge of the executive officers of Rexall, there are no pending or anticipated claims against or otherwise involving any of the Rexall Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Rexall Benefit Plan activities) has been brought against or with respect to any such Rexall Benefit Plan, except for any of the foregoing which would not have a Rexall Material Adverse Effect. All material contributions required to be made as of the date hereof to the Rexall Benefit Plans have been made or provided for. Since August 31, 1997, neither Rexall nor any entity under "common control" with Rexall within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as set forth in Section 6.10 of the Rexall Disclosure Schedule and as provided under Part 6 of Title I of ERISA, Rexall does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and Rexall has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in the Rexall Reports, the execution of, and performance of the transactions contemplated in, the Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

         6.11 LABOR MATTERS. Neither Rexall nor any Rexall Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Rexall, threatened against Rexall or any Rexall Subsidiary relating to their business, except for any such proceeding which would not have a Rexall Material Adverse Effect. To the Knowledge of Rexall, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Rexall or any Rexall Subsidiary.

         6.12 TITLE TO PROPERTIES; ENCUMBRANCES. Rexall and each Rexall Subsidiary has good and marketable title to all properties, interests in properties and assets (real and personal) reflected in the consolidated balance sheet of Rexall as at August 31, 1997 (except properties, interests in properties and assets (real and personal) sold or otherwise disposed of in the ordinary course of business since August 31, 1997) free and clear of all Liens except for the Permitted Exceptions.

         6.13 INTELLECTUAL PROPERTY. To the Knowledge of Rexall, except for such Rights the failure to have ownership of which would not have a Rexall Material Adverse Effect, Rexall owns, or is licensed or otherwise possesses legally enforceable rights to use, all Rights which are necessary for the conduct of its business as presently conducted. To the Knowledge of Rexall, except as set forth in Section 6.13 of the Rexall Disclosure Schedule, the validity of the Rights is not being questioned in any litigation to which Rexall is a party, nor, to the actual Knowledge of the executive officers of Rexall, is any such litigation threatened except for any such proceeding which would not have a Rexall Material Adverse Effect. Rexall has no Knowledge of any notice or claim or other indications that any of such Rights is not valid or enforceable by Rexall. Except as set forth in Section 6.13 of the Rexall Disclosure Schedule, to the Knowledge of Rexall, the conduct of the business of Rexall as presently conducted does not conflict with any valid patents, trademarks, trade names, copyrights or similar rights of others, in each case in any way which would have a Rexall Material Adverse Effect. A list of all patents, trademarks, tradenames and copyrights owned or licensed by Rexall included in the Rights is set forth in Section 6.13 of the Rexall Disclosure Schedule.

         6.14 REGULATORY COMPLIANCE. To the Knowledge of Rexall, Rexall and the Rexall Subsidiaries have received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary or desirable to the conduct of the respective business of Rexall and each Rexall Subsidiary as they are now conducted with the FDA, FTC, CPSC and USDA, as applicable, except for such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations the failure of which to so obtain would not have a Rexall Material Adverse Effect; to the Knowledge of Rexall, Rexall and the Rexall Subsidiaries are in compliance in all respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations and all applicable FDA, FTC, CPSC, USDA, state and local rules and regulations, except where the failure to so comply would have a Rexall Material Adverse Effect or as set forth in Section 6.14 of the Rexall Disclosure Schedule; and Rexall has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same.

         6.15 ENVIRONMENTAL MATTERS. To Rexall's Knowledge, Rexall and the Rexall Subsidiaries have obtained all permits, licenses and other written authorizations, if any, which are required under Environmental Laws, the failure of which to obtain would have a Rexall Material Adverse Effect. To Rexall's Knowledge, Rexall and the Rexall Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and written authorizations, and is also in compliance with all other Environmental Laws except when the failure to be in such compliance would not have a Company Material Adverse Effect. There is no pending or, to the Knowledge of Rexall, threatened, civil or criminal litigation, notice of violation or administrative proceeding involving Rexall or any of the Rexall Subsidiaries relating in any way to the Environmental Laws. To Rexall's Knowledge, there have not been and there are not any past, present or foreseeable future events, facts, conditions or circumstances which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding or hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal (on-site and off-site), transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste which would have a Rexall Material Adverse Effect, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which would be brought under Environmental Laws.

         6.16 INTERESTS OF OFFICERS OR DIRECTORS. None of Rexall's officers or directors has, nor does any officer or director of any Rexall Subsidiary have, any interest in any material property, real or personal, tangible or intangible, including inventions, trademarks, service marks, trade names and copyrights, used in or pertaining to the business of Rexall or the Rexall Subsidiaries, except for the normal rights of a shareholder and except for rights under existing employee benefit plans.

         6.17 CERTAIN AGREEMENTS.

                  (a) To Rexall's Knowledge, all material contracts, leases, agreements and arrangements to which Rexall or any of the Rexall Subsidiaries is a party (collectively, the "Rexall Material Contracts") are legally valid and binding in accordance with their terms and in full force and effect. To the Knowledge of Rexall, all parties to the Rexall Material Contracts have complied with the provisions of such Contracts, and to the Knowledge of Rexall, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the noncompliance with or invalidity of the Rexall Material Contract or the default or breach thereunder or thereof would not, individually or in the aggregate, have a Rexall Material Adverse Effect.

                  (b) Except as set forth in Section 6.17(b) of the Rexall Disclosure Schedule, no Rexall Material Contract will by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for such Rexall Material Contracts which, if terminated, would not have a Rexall Material Adverse Effect.

                  (c) During the six months immediately prior to the date hereof, no Significant Customer has or Significant Customers have canceled or otherwise terminated its or their relationship with Rexall or the Rexall Subsidiaries. For purposes of this Section 6.17, "Significant Customer" or "Significant Customers" shall mean any customer or customers of Rexall which, individually or in the aggregate, accounted for 5% or more of the consolidated revenues of Rexall during the fiscal year ended August 31, 1997.

         6.18 POOLING OF INTERESTS. All information provided by the Buyers to the Company germane to the transactions contemplated hereby qualifying for "pooling of interests" treatment for accounting and financial reporting purposes is accurate and correct in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the SEC.

         6.19 NO BROKERS. Rexall has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, Rexall or the Surviving Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Rexall has retained Raymond James & Associates, Inc. and Adams, Harkness & Hill, Inc. as its financial advisors, the arrangements with which have been disclosed in writing to the Company prior to the date hereof. Other than the foregoing arrangements, Rexall is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.20 NO REQUIRED VOTE OF REXALL SHAREHOLDERS. No vote, approval or consent of any shareholders of Rexall is required by law, the Certificate of Incorporation or By-Laws of Rexall or otherwise to approve the issuance of the shares of Rexall Common Stock pursuant to the Merger contemplated hereby.

         6.21 REXALL BOARD ACTION. The Board of Directors of Rexall (at a meeting duly called and held) has by the unanimous vote of all directors present determined that the Merger is fair to and in the best interests of Rexall and its shareholders.

         6.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
6.22 of the Rexall Disclosure Schedule or the Rexall Reports under the caption "Certain Relationships and Related Transactions," since the date of Rexall's Annual Report on Form 10-K for the year ended August 31, 1997 no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         6.23 PRODUCT LIABILITY AND RECALLS. (a) Except as disclosed in
Section 6.23(a) of the Rexall Disclosure Schedule, Rexall is not aware of any claim, pending or threatened, against Rexall or any Rexall Subsidiary for injury to person or property of employees or any third parties suffered as a result of the manufacture, sale or distribution of any product or performance of any service by Rexall or any Rexall Subsidiary, including claims arising out of the allegedly defective or unsafe nature of its products or services, which would reasonably be expected to have a Rexall Material Adverse Effect.

                  (b) Except as disclosed in Section 6.23(b) of the Rexall Disclosure Schedule, there is no pending (as to which either Buyer has received notice) or, to the Knowledge of Rexall, threatened recall or investigation of any product sold by Rexall or any Rexall Subsidiary.

         6.24 INSURANCE. All fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Rexall or any of the Rexall Subsidiaries are with reputable insurance carriers and are in full force and effect with all premiums due thereon paid.

         6.25 NO UNTRUE REPRESENTATIONS. Without limiting any other representation or warranty contained herein, there are no statements in this Agreement, the Rexall Disclosure Schedule or certificate issued by the Buyers and furnished or to be furnished to the Company pursuant hereto or in connection with the transactions contemplated hereby or omissions therefrom which would constitute a violation of Section 12(2) of the Securities Act, Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

         6.26 BUYERS' INDEPENDENT INVESTIGATION. Buyers and their representatives have undertaken an independent investigation and verification of the business, operations and financial condition of the Company, provided however, that no such investigation shall be deemed a waiver of any of the representations or warranties contained in Section 5. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY COMPANY, THE MEMBERS OR ANY OF THE PRINCIPALS IN THIS AGREEMENT, BUYERS ACKNOWLEDGE THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FINANCIAL CONDITION, ASSETS, LIABILITIES, EQUITY, OPERATIONS, BUSINESS OR PROSPECTS OF THE COMPANY.

                 ARTICLE VII - OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         7.01 ACCESS TO INFORMATION AND ASSETS. Each of the Company and the Buyers shall permit the other party and its authorized employees, agents, accountants, legal counsel and other representatives to have access to its books, records, employees, counsel, accountants, engineers and other representatives at all times reasonably requested by the other party for the purpose of conducting an investigation of the other party's financial condition, corporate status, operations, business and properties. Each party shall make available to the other for examination and reproduction all documents and data of every kind and character relating to it and in its possession or control, or subject to reasonable access by it, including, without limitation, all files, records, data and information relating to its assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.

         7.02 COMPANY'S CONDUCT OF BUSINESS AND OPERATIONS. The Company shall keep Buyers advised as to all material operations and proposed material operations relating to the Company's assets. The Company shall (a) conduct its business in the ordinary course, (b) use its best efforts to keep available the services of present employees and preserve the present relationships of the Company with persons having significant business relations therewith, (c) maintain and operate its assets in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses incurred in connection with its business in the ordinary course, (e) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (f) comply in all material respects with all applicable Legal Requirements.

         7.03 GENERAL RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, without the prior written consent of Rexall, the Company will not:

                           (i) declare, set aside or pay any dividends, or make
any distributions or payments, in respect of its equity securities and will cause Richardson Labs LLC not to make any such dividend, distribution or payment.

                           (ii) merge into or with or consolidate with any other
corporation or acquire the business or assets of any Person;

                           (iii) purchase any securities of any Person;

                           (iv) amend its Certificate of Incorporation or
bylaws;

                           (v) issue any securities relating to the Company
Shares, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to the Company Shares, or redeem, repurchase or otherwise reacquire any of the Company Shares;

                           (vi) create, incur, assume, guarantee or otherwise
become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business consistent with prior practice;

                           (vii) make any change in any existing election, or
make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or its business operations on or after the Closing Date;

                           (viii) sell, transfer, lease, mortgage, encumber or
otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except in the ordinary course of business;

                           (ix) incur or approve, or enter into any agreement or
commitment to make, any expenditures outside of the ordinary course of business (other than those required pursuant to any agreement set forth in Section 5.15 of the Company Disclosure Schedule);

                           (x) maintain its books of account other than in the
usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

                           (xi) engage in any one or more activities or
transactions outside the ordinary course of business;

                           (xii) make (a) any increase in the rate of
compensation payable or to become payable to its directors, officers, agents or employees, or (b) the payment of any bonus, payment or arrangement to, for or with any of its directors, officers, agents or employees, except for any year end bonuses not to exceed $200,000 (provided, however, that no such bonus, payment or arrangement may be made to any of the Principals) or by any Benefit Program or Agreement set forth in Section 5.08 of the Company Disclosure Schedule;

                           (xiii) take or allow to be taken, except at the
direction of either Buyer, any action which could jeopardize the treatment of the transactions contemplated hereby as a "pooling of interests" for accounting and financial reporting purposes; or

                           (xiv) commit to do any of the foregoing.


         7.04 NOTICE REGARDING CHANGES. The Stockholders shall promptly inform the Buyers in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Company, the Stockholders or the Principals materially inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. The Buyers shall promptly inform the Company in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it materially inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         7.05 COOPERATION AND BEST EFFORTS. The Company, the Stockholders, the Principals and the Buyers shall each cooperate with the other and use their commercially reasonable best efforts to (a) procure all necessary and appropriate consents and approvals, complete and file all necessary and appropriate applications, notifications, filings and certifications, satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger and (b) effect the Merger at the earliest practicable date. Without limiting the generality of the foregoing, the Buyers, the Company, the Principals and the Stockholders shall cooperate in good faith and take all actions necessary or appropriate to (i) expeditiously and diligently file the HSR

Notifications with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act, if applicable, and (ii) use their best good faith efforts to prosecute such filings to a favorable conclusion.

         7.06 INSURANCE POLICIES. The Company shall take all actions necessary or appropriate to cause any and all insurance coverage currently carried by or for the benefit of the Company to remain in full force and effect; PROVIDED, HOWEVER, that the Company shall cooperate with Buyers to cause termination as of the Closing Date of the insurance coverages identified in writing for this purpose by Rexall to the Company and the Company shall take all actions necessary to discharge any and all liabilities or obligations of the Company arising with respect to any such coverage that is to be so terminated.

         7.07 OPTIONS AND WARRANTS. The Company shall cause all options, warrants and similar rights to purchase other securities of the Company to be exercised or terminated prior to Closing.

         7.08 CASUALTY LOSS. If, between the date of this Agreement and the Closing, any of the assets of the Company shall be destroyed or damaged in whole or in part by fire, earthquake, flood, other casualty or any other cause (other than those which are subject to coverage under effective insurance policies as to which a claim may be made), then the Company shall, at Rexall's election, (i) cause such assets to be repaired or replaced prior to the Closing with assets of substantially the same condition and function, (ii) to deposit in a separate account an amount sufficient to cause such assets to be so repaired or replaced, or (iii) enter into contractual arrangements reasonably satisfactory to Rexall so that the Company will have at the Closing the same economic value as if such casualty had not occurred.

         7.09 EMPLOYEE MATTERS. The Company shall take all actions necessary or appropriate to cause each Plan or Benefit Program or Agreement in effect on the date of this Agreement to remain in full force and effect; PROVIDED, HOWEVER, that to the extent requested in writing by Rexall, the Company shall cease to sponsor, maintain or contribute to any Plan or Benefit Program or Agreement specified by Rexall in such written request as of the Closing.

         7.10 PUBLICITY. None of the Stockholders, the Principals, the
Company or the Buyers shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other parties to this Agreement, which approval will not be unreasonably withheld.

         7.11 AFFILIATES; POOLING AGREEMENTS. The Stockholders, the
Principals, and the Company represent and warrant that attached as Section 7.11 of the Company Disclosure Schedule is a list of all persons who could in connection with the Merger be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145") or applicable "pooling" accounting restrictions, and the Company shall promptly notify Buyers of any change in such list from time to time through the Closing Date. The Company shall cause each person listed or required to be listed on Schedule 7.11 to deliver to Buyers, prior to the Closing Date, a written "affiliates" agreement, in form satisfactory to Rexall, restricting the disposition by such affiliate of the Rexall Shares to be received by such person in the Merger, as contemplated by Rule 145 and as required to qualify the Merger for pooling of interests accounting treatment and tax-free reorganization treatment under the Code. Certificates surrendered for exchange by any such "affiliate" within the meaning of Rule 145 shall not be exchanged for certificates for Rexall Shares pursuant to Section 3.02 until Rexall has received the agreement of such person as described in the preceding sentence.

         ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS, THE COMPANY AND THE BUYERS

         8.01 CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS AND THE COMPANY. The obligations of the Stockholders and the Company to carry out the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction, or waiver by the Company, of the following conditions:

                  (a) All representations and warranties of each Buyer contained in this Agreement shall be true and correct in all material respects (except 6.03 which must be true and correct in all respects) at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement, and each Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by such Buyer at or prior to the Closing.

                  (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Stockholders, the Principals or the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

                  (c) The Stockholders shall have received the opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel to the Buyers, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company. In rendering such opinion, Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. may rely as to factual matters on certificates of officers and directors of the Buyers and on certificates of governmental officials.

                  (d) Since August 31, 1997 and up to and including the Closing there shall not have been: (i) any change in the business, operations or financial condition of Rexall that had or might have a Rexall Material Adverse Effect; or (ii) except where there is in effect a policy of insurance covering such damage as to which a claim has been made or will be made and no denial of coverage has been received or will be received, any damage, destruction or loss relating to the Company that had or might have a Company Material Adverse Effect.

                  (e) Each Buyer shall have furnished the Company with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                  (f) All notices required to be given in connection with the transactions contemplated by this Agreement by the Buyers shall have been duly and timely given, and there shall not be any consent requirements to be obtained by the Buyers with respect to the transactions contemplated by this Agreement that have not expired or been satisfied or waived, except for those the failure of which to obtain would not have a Rexall Material Adverse Effect.

                  (g) Rexall shall have executed the Employment Agreements and the Registration Rights Agreement.

                  (h) All proceedings to be taken by the Buyers in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

         8.02 CONDITIONS TO OBLIGATIONS OF THE BUYERS. The obligations of the Buyers to carry out the transactions contemplated by this Agreement are subject, at the option of Rexall, to the satisfaction, or waiver by Rexall, of the following conditions:

                  (a) The Company and the Stockholders shall have furnished the Buyers with a certified copy of all necessary corporate action on their behalf approving the execution, delivery and performance of this Agreement and the transactions contemplated herein.

                  (b) All representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (except 5.03 which must be true and correct in all respects) at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement, and the Company shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by Company at or prior to the Closing.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of any Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain any Buyer or prohibit the Closing or seeking Damages against any Buyer or the Company as a result of the consummation of this Agreement.

                  (d) The Buyers shall have received the opinion of the firm of Pillsbury Madison & Sutro LLP, counsel to the Company, dated as of the Closing Date, addressed to the Buyers and in form and substance reasonably satisfactory to the Buyers. In rendering such opinion, such firm may rely as to factual matters on certificates of officers, directors and Stockholders of the Company and on certificates of governmental officials.

                  (e) All notices required to be given in connection with the transactions contemplated by this Agreement by the Stockholders or the Company shall have been duly and timely given, and there shall not be any consent requirements to be obtained by the Stockholders or the Company with respect to the transactions contemplated by this Agreement that have not expired or been satisfied or waived, except for those the failure of which to obtain would not have a Company Material Adverse Effect.

                  (f) Since October 31, 1997 and up to and including the Closing there shall not have been: (i i) any change in the business, operations or financial condition of the Company that had or might have a Company Material Adverse Effect; or (ii ii) except when there is in effect a policy of insurance covering such damage as to which a claim has been made or will be made and no denial of coverage has been received or will be received, any damage, destruction or loss relating to the Company that had or might have a Company Material Adverse Effect.

                  (g) Buyers shall have received written evidence of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties where the absence of any such consent would result in a violation of law or a breach or default under any material agreement to which the Company is a party.

                  (h) The Merger shall have been approved under the HSR Act.

                  (i) This Agreement and the Merger shall have been approved and adopted by the vote of the Stockholders as required under applicable laws and none of such Stockholders shall have exercised or perfected any rights of appraisal under applicable law.

                  (j) All proceedings to be taken by the Stockholders and the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Rexall and Rexall's counsel and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (k) Rexall shall have received a letter from Coopers &
Lybrand LLP, dated the Closing Date and in form and substance reasonably satisfactory to Rexall, to the effect that the transactions contemplated by this Agreement qualify for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with GAAP.

                  (l) Each Stockholder shall have executed and delivered to Rexall the Registration Rights Agreement.

                  (m) Rexall shall have received executed copies of all "affiliate" agreements required under Section 7.11 hereof.

                  (n) All options, warrants and similar rights to purchase common stock or other securities of the Company shall be exercised or terminated prior to Closing.

                  (o) Rexall shall have received from each Stockholder a duly executed pooling agreement in the form attached hereto as Exhibit F.

                  (p) Each of the Principals shall have executed his Employment Agreement.

                    ARTICLE IX - POST-CLOSING OBLIGATIONS

         9.01 FURTHER ASSURANCES. Following the Closing, each of the Stockholders and the Buyers shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Stockholders shall use their best efforts to assist the Buyers to obtain any and all consents required under the Company's real property leases with respect to the transactions contemplated by this Agreement.

         9.02 NON-COMPETITION. The parties acknowledge that the employment agreements to be entered into by the Principals with Rexall contain non-competition agreements.

         9.03 APPOINTMENT OF DIRECTOR. As soon as practicable after the Closing Date, but in no event later than ninety (90) days thereafter, Rexall shall appoint and shall use its best efforts to ensure the election of an additional member to its Board of Directors, which additional director shall be
(a) designated by a majority of the Principals and (b) reasonably acceptable to Rexall. Rexall agrees that any of the Principals shall be deemed reasonably acceptable for purposes hereof. The Principals shall have the right to designate such director until the last date of termination of employment by Rexall or the Surviving Corporation of any of the Principals.

         9.04 EMPLOYEE MATTERS. Buyers shall ensure that the Surviving Corporation maintains the employment of each person employed by the Company as of the date of this Agreement for six months from the Effective Date under similar salaries and benefits and shall not, without the prior consent of a majority of the Principals, terminate the employment of such employees during such six month period except for (i) "cause" consistent with the performance review procedures and standards of Rexall in effect on the Closing Date or (ii) a change in the business of the Surviving Corporation which requires such termination in Rexall's reasonable judgment. Nothing herein expressed or implied in this Section 9.04 shall confer upon any employee, former employee (including retirees) or legal representative thereof, any right of any nature or kind whatsoever by reason of this Agreement, including but not limited to employment or continued employment for any specified period except pursuant to employment agreements to be executed on the Closing Date, and nothing herein shall limit the right of Rexall to terminate such employees if in its reasonable opinion a change in its business so requires.

         9.05 PAYMENT OF CERTAIN FEES.

                  (a) Rexall shall wire transfer, or cause to be wire transferred after the Effective Time but on the Closing Date, the fees and expenses payable to Smith Barney, Inc., financial advisor to the Company pursuant to the engagement letter with Smith Barney Inc. dated November 6, 1997, as a result of the transactions contemplated hereby;

                  (b) Rexall shall wire transfer, or cause to be wire transferred after the Effective Time but on the Closing Date, the fees and costs payable to Pillsbury Madison & Sutro LLP, counsel to the Company in connection with or arising out of the Merger, this Agreement and the transactions contemplated hereby.

                            ARTICLE X - TAX MATTERS

         10.01 REPRESENTATIONS AND OBLIGATIONS REGARDING TAXES. Each of the Stockholders and the Principals severally represents and warrants to and agrees with the Buyers as follows:

                  (a) Except as set forth in Section 10.01(a) of the Company Disclosure Schedule, (i) all returns and reports, including without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax assessment or other similar governmental charge (all herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed by or with respect to the income, business, operations or property of the Company (which, for the purposes of this Article X, shall be deemed as the context requires, to include Richardson Labs L.L.C.) have been duly and timely filed by the Company or requests for extension have been timely filed, (ii) all material items of income, gain, loss, deduction and credit or other items required to be included in such Tax Returns have been so included, (iii) all information provided in such Tax Returns is true and complete in all material respects, (iv) all Taxes that have become due with respect to the taxable years as reflected on such Tax Returns have been timely paid in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (vi) all withholding Tax requirements imposed on the Company for all taxable periods have been satisfied in full in all material respects.

                  (b) There is no claim against the Company with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any Stockholder pertaining to the business of the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 10.01(b) of the Company Disclosure Schedule.

                  (c) Except as set forth in Section 10.01(c) of the Company Disclosure Schedule, there is not in force any extension of time with respect to the date on which any Tax Return of or with respect to the Company or any Stockholder is due to be or have been filed, or any waivers or agreements by or with respect to the Company or any Stockholder of or for any extension of time for the assessment or payment of any Tax.

                  (d) Except as set forth in Section 10.01(d) of the Company Disclosure Schedule, the total amount of reserves set up as liabilities for Taxes in the Financial Statements are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of the Company for the taxable periods covered thereby.

                  (e) The Company has not at any time consented to have the provisions of section 341(f)(2) of the Code apply with respect to a sale of its stock.

                  (f) None of the Stockholders or the Company has taken or will take any action which could result in a deemed election under Section 338 of the Code with respect to the Merger.

                  (g) The Company has been taxed as a corporation for all taxable periods since its inception and has been entitled for federal, foreign, state and local income tax purposes to be so taxed. Richardson Labs L.L.C. was taxed as a partnership for all taxable periods from January 1, 1996 until December 23, 1997 and was entitled for federal, foreign, state and local income tax purposes to be so taxed.

                  (h) The Stockholders shall allow each Buyer or its designees access at all reasonable times to all of their books and records (including tax workpapers and returns and correspondence with tax authorities) insofar as they relate to the operations of the Company, including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. After the Closing, Buyers shall (i) allow Stockholders access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with the Stockholders in connection with any audit of Taxes that relate to the business of the Company prior to Closing.

                  (i) After the Closing Date, the Stockholders shall prepare and file Federal Partnership income Tax Returns (and, if applicable, State income Tax Returns) on behalf of Richardson Labs L.L.C. and Federal Corporate income Tax Returns on behalf of the Company reflecting all items of income, gain, loss, deduction or other items required to be included in such Tax Returns for the periods prior to the Closing Date, based upon actual sales and expenses (collectively, the "Short-Year Tax Returns"). All income Taxes due with respect to the Short-Year Tax Returns shall be borne by the Stockholders with respect to the portion thereof which relates to the period in which Richardson Labs L.L.C. was taxed as a partnership, but only to the extent that distributions were made to such Stockholders in connection therewith. All income Taxes payable for the period which relates to the period in which the Company is treated as a corporation shall be borne by the Company. The Short-Year Tax Returns shall be subject to approval by Rexall, which approval shall not be unreasonably withheld or delayed.

                  (j) Any Tax assessed against the value of assets owned by the Company for the taxable period that includes the Closing Date shall be borne by the Company.

         10.02 INDEMNIFICATION FOR TAXES

                  (a) Subject to the terms of Section 11.01, each of the Stockholders and the Principals hereby severally indemnifies each Buyer and the Company (each herein sometimes referred to as an "Indemnified Taxpayer") against, and agrees to protect, save and hold harmless each Indemnified Taxpayer from, any and all claims, damages, deficiencies, losses (including Taxes, interest and penalties) and all reasonable expenses, including attorneys' and accountants' fees and disbursements (all herein referred to as "Losses") resulting from:

                           (i) A claim by any taxing authority for (A) any
excise Taxes relating to transfers of intellectual property or any income Taxes of the Company allocable to any period ending on or prior to the Closing Date, including, but not limited to any Taxes resulting from the merger of Richardson Labs L.L.C. into the Company, and (B) any income Taxes of the Stockholders or any corporation that is or was a member of an affiliated group of which the Company was a member for any period ending on or prior to the Closing Date;

                           (ii) Any breach of any warranty or obligation set
forth in this Article X.

                  (b) Subject to the resolution of any Tax contest pursuant to
Section 10.02(c), upon notice from any Buyer to the Stockholders that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to Section 10.02(a), the Stockholders shall thereupon severally pay to the Indemnified Taxpayer an amount that, net of any Taxes imposed or deductions available on the Indemnified Taxpayer with respect to such payment, will indemnify and hold the Indemnified Taxpayer harmless from such Loss.

                  (c) (i) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of an Indemnified Taxpayer for a Loss, the Indemnified Taxpayer shall immediately, but in no event later than seven (7) days therefrom, promptly notify the Stockholders in writing of such fact.

                           (ii) The Stockholders shall select the tax counsel to
handle the claim, provided that the counsel shall be reasonably acceptable to the Indemnified Taxpayer. The Stockholders shall determine in their sole discretion all actions to be taken to contest the claim, including (A) whether any action to contest such claim shall initially be by way of judicial or administrative proceedings, or both, (B) whether any such claim shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof, and (C) if judicial action shall be undertaken, the court or other judicial body before which such action shall be commenced. Subject to the satisfaction of paragraph (iii), the Indemnified Taxpayer shall promptly take such action in connection with contesting such claim as the Stockholders shall reasonably request in writing from time to time.

                           (iii) The obligations of the Indemnified Taxpayer
pursuant to paragraph (ii) shall be subject to the satisfaction or waiver by the Stockholders of the following conditions: (A) within 30 days (or such earlier date that any payment of Taxes is due by the Indemnified Taxpayer) after the notice described in (i) above has been delivered, the Stockholders request that such claim be contested, (B) the Stockholders shall have agreed to pay to the Indemnified Taxpayer on demand all costs and expenses that the Indemnified Taxpayer may incur in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and
(C) if the Indemnified Taxpayer is requested to pay the Tax claimed and sue for a refund, the Stockholders shall have advanced to the Indemnified Taxpayer, on an interest free basis, the amount of such claim. In the case of any such claim referred to above, the Indemnified Taxpayer shall not make payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by (i) above, shall give to the Stockholders any information reasonably requested relating to such claim and otherwise shall cooperate with the Stockholders in good faith in order to contest effectively any such claim.

                           (iv) Subject to the provisions of paragraph (ii) and
(iii) above, the Indemnified Taxpayer shall prosecute such contest to a determination in a court of initial jurisdiction, and if the Stockholders shall request, the Indemnified Taxpayer shall prosecute such contest to a determination in an appellate court.

                           (v) If, after actual receipt by the Indemnified
Taxpayer of an amount advanced by the Stockholders pursuant to paragraph
(iii)(C) above, the extent of the liability of the Indemnified Taxpayer with respect to the indemnified matter shall be established by the final judgment or decree of a court or a final or binding settlement with an administrative agency having jurisdiction thereof, the Indemnified Taxpayer shall promptly pay to the Stockholders any refund received by or credited to the Indemnified Taxpayer with respect to the indemnified matter (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority). Notwithstanding the foregoing, the Indemnified Taxpayer shall not be required to make any payment hereunder before such time as the Stockholders shall have made all payments or indemnities then due with respect to Indemnified Taxpayer pursuant to this Article X.

                           (vi) The determination of the amount of the
indemnification payment shall be made in the first instance by the Indemnified Taxpayer which shall furnish the Members with a notice setting forth in reasonable detail the computations and methods used in computing such amount. At the request of the Stockholders, the accuracy of the Indemnified Taxpayer's calculation of the amount payable to or by the Stockholders under this Section shall be verified by an independent nationally recognized certified public accounting firm selected by the Stockholders and reasonably satisfactory to the Indemnified Taxpayer. All expenses of the verification provided in this Section shall be paid by the Stockholders unless the amount finally determined to be payable deviates by more than 5% from the amount originally proposed by the Indemnified Taxpayer.

                  (d) Anything to the contrary in this Agreement notwithstanding, the indemnification obligations of the Stockholders under this
Article X shall survive the Closing as provided in Section 11.01 and shall be subject to the limitations set forth therein.

                           ARTICLE XI - MISCELLANEOUS

            11.01 POST CLOSING INDEMNITY AND LIMITATION ON LIABILITY.

                  (a) (i) INDEMNIFICATION BY STOCKHOLDERS AND PRINCIPALS. From and after the Closing Date, each of the Stockholders and the Principals shall severally indemnify and hold harmless Buyers, the Company and each of their respective Affiliates, directors, officers and employees from and against any and all Damages arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations and warranties, covenants and agreements made by the Company, the Stockholders or the Principals in this Agreement or in any certificate delivered by the Company, the Stockholders or the Principals at the Closing pursuant hereto.

                           (ii) INDEMNIFICATION BY BUYERS. The parties
acknowledge that as a matter of law the liability of the Terminating Entity for its debts and obligations will become the liabilities of the Surviving Corporation upon the Effective Time of the Merger. However, to protect the Stockholders, the Principals, and all of their respective heirs, legal representatives, successors and permitted assigns (the "Stockholder Group") in the event that for any reason claims are made against any member of the Stockholder Group for payment or satisfaction of liabilities or obligations of the Company, the Terminating Entity or the Surviving Corporation, Buyers hereby agree to defend, indemnify and hold harmless the Stockholder Group, against any and all Damages to the extent arising from or attributable to (1) the operations of Company or the Surviving Corporation after or prior to the Closing Date and
(2) Buyers' breach of the representations and warranties, covenants and agreements made by the Buyers in this Agreement or in any certificate delivered by Buyers at the Closing; PROVIDED, HOWEVER, that Buyers shall not be obligated to defend, indemnify and hold the Stockholder Group harmless with respect to any liability or obligation arising from a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements of any member of the Stockholder Group contained herein if either Buyer would be entitled to indemnification hereunder for such breach or failure to perform.

                  (b) The representations, warranties and related indemnities of the parties hereto set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing except as expressly provided in Section 11.01(c).

                  (c) All representations and warranties of the parties contained in this Agreement shall expire, terminate and be of no force and effect (or provide the basis for any claim) and no party shall have any obligation to indemnify any other party hereunder unless written notice of any indemnifiable claim resulting from any breach thereof is received prior to the date upon which one full year of combined audited financial statements of Rexall and the Company are first published; provided, however, that (i) with respect to claims resulting from a breach of any representation, warranty or covenant relating to the Company or either Buyer incurring any income Taxes prior to the Closing Date (a "Tax Claim"), written notice of any such Tax Claim must be received prior to the expiration of the statutory period during which any taxing authority may bring a claim against the Company or the Buyers for Taxes which are the subject of any such Tax Claim, and (ii) with respect to any claim relating to a breach of the representations and warranties set forth in Sections
5.03 and 6.03, no such time limitations shall be applicable. Any claims made under this Article 11 after the periods described above shall be forever barred.

                  (d) The Stockholders and the Principals shall be obligated to indemnify as and to the extent set forth in this Agreement only if and to the extent the aggregate of all of the Stockholders' and the Principals' liability under such indemnity obligations exceeds $750,000, (for example, if the indemnity claims for which the Stockholders and the Principals would, but for the provisions of this paragraph (d), be liable under this Agreement aggregate $749,000, the Stockholders and the Principals would not be liable for any payment, but if such claims aggregate $751,000, the Stockholders and the Principals would then be liable for $751,000). Moreover, subject to the last sentence hereof, in no event shall the aggregate indemnification liability of the Stockholders and the Principals hereunder exceed $25,000,000. In no event shall this paragraph apply to any liability of Stockholders and the Principals for indemnification for any Tax Claim.

                  (e) For purposes of this Section 11.01(e), a party making a claim for indemnity under Section 11.01(a) is hereinafter referred to as an "Indemnified Party" and the party against whom such claim is asserted is hereinafter referred to as the "Indemnifying Party". All claims by any Indemnified Party under Section 11.01(a) hereof shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; PROVIDED, HOWEVER, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 11.01(c) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

                           (i) take such action as the Indemnifying Party may
reasonably request in connection with such action,

                           (ii) allow the Indemnifying Party to dispute such
action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

                           (iii) render to the Indemnifying Party all such
assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

                  (f) BUYERS' OR COMPANY'S KNOWLEDGE. Buyers or the Company, as the case may be, shall not have any remedy hereunder for a breach of representation or warranty to the extent that such party or its or their representatives had Knowledge of such breach prior to the Closing Date.

                  (g) MITIGATION. Each Indemnified Party will use reasonable efforts to mitigate any liabilities and damages for which it may claim indemnification under this Article XI.

                  (h) PAYMENT IN REXALL SHARES. In the event any payment of the indemnity obligations set forth in Sections 10.02 or 11.01(a)(i) is required to be made, such payment shall first be satisfied by delivering to Buyers Rexall Shares issued pursuant to the Merger which are then owned by the Stockholders or the Principals, which shares, for such purpose, will be valued at the closing price of Rexall Shares on the date such liability is finally determined as reported in the WALL STREET JOURNAL and any remaining amounts shall be paid in cash.

                  (i) TAX BENEFIT. Notwithstanding the above, if indemnification of any damages, losses, liabilities or expenses would result in a deduction, credit or other tax benefit to the Indemnified Party under U.S. federal tax law, the amount indemnifiable under this Article XI shall be reduced to reflect such tax benefit.

                  (j) INSURANCE. The indemnities provided by this Article XI shall apply only to Damages for which the Indemnified Party may not be reimbursed through third party insurers.

                  (k) EXCLUSIVE REMEDY. After the Effective Time of the Merger, any claim or cause of action based upon, relating to or arising out of this Agreement or otherwise in respect of the parties hereto (except for the post closing obligations set forth in Article IX and in any Exhibits) must be brought in accordance with the terms of this Article XI, whether such claim arises out of any contract, tort or otherwise. The rights of the parties under this Article XI shall be the exclusive remedy of the parties with respect to claims based upon a breach or alleged breach of the representations and warranties and covenants of the parties (except for the post closing obligations set forth in Article IX and in any Exhibits).

         11.02 CONFIDENTIALITY.

                  (a) Prior to the Closing or, in the event that this Agreement is terminated prior to consummation of the Merger, each Buyer shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the Company and its business; PROVIDED, HOWEVER, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by any Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to a Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis prior to its disclosure by a Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by a Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Buyers shall promptly notify the Company of any disclosure pursuant to clause (iii) of this Section 11.02(a); and, provided, further, that the foregoing obligation of confidence shall not apply to the furnishing of information by a Buyer in bona fide discussions or negotiations with prospective lenders as long as the Buyer first obtains from such prospective lenders an undertaking of confidentiality to the effect of this
Section 11.02(a).

                  (b) In the event that the Merger is consummated, each of the Company, the Principals and the Stockholders shall (except as appropriate to perform any obligation as an employee of Rexall or the Surviving Corporation), and shall cause his, her or its Affiliates (including the Company) and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Company, any Buyer or their businesses; PROVIDED, HOWEVER, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or his or her or its Affiliates or any of his, hers or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to such Stockholder, the Principals or his, her Affiliates or any of his or their employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a nonconfidential basis prior to its disclosure by such Stockholder, Principal or his Affiliates or any of his or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by such Stockholder or his Affiliates or any of his or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that such Stockholder shall promptly shall notify Buyers of any disclosure pursuant to clause (iii) of this Section 11.02(b). In addition, the Company and Stockholders hereby acknowledge that they are aware of the restrictions imposed by federal securities laws on persons possessing material non-public information with respect to SEC reporting companies and agree that neither the Stockholders nor any of their Affiliates (including the Company) will effect any transactions in the stock of Rexall without compliance with such laws.

                  (c) In the event the Closing does not occur, or this Agreement is terminated or otherwise abandoned, each party agrees that it shall not, without the prior consent of the other party, directly or indirectly employ or attempt to employ any Stockholder, principal or employee of such other party or its Affiliates until at least one year after the date such person was not employed by the other party or any of its Affiliates.

         11.03 BROKERS. If the Closing does not occur, each Stockholder shall jointly and severally indemnify and hold harmless the Buyers from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company or any of the Stockholders in respect of the transactions contemplated by this Agreement. If the Closing occurs, Buyer shall pay or cause to be paid the fees and expenses of Smith Barney Inc. pursuant to Section 9.05(a).

         11.04 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby, it being agreed that all fees, costs and expenses incurred by the Company in connection with this Agreement shall be borne by the Company. If the Closing occurs, Rexall shall pay or cause to be paid the fees of Pillsbury Madison & Sutro LLP to be paid at Closing pursuant to Section 9.05(b) hereof; PROVIDED, HOWEVER, that Rexall shall pay all costs incurred by the Company and the Stockholders under the HSR Act.

         11.05 NOTICES. Any notice, to be given hereunder by any party hereto to another (herein collectively called "Notice"), shall be sufficient if in writing and sent by facsimile transmission or by courier service (with proof of service), hand delivery, registered or certified mail first-class postage prepaid and return receipt requested, addressed as follows:

           If to either or
           both of the Buyers:       Rexall Sundown, Inc.
                                     851 Broken Sound Parkway, N.W.
                                     Boca Raton, Florida  33487-3693
                                     Attention: Richard Werber, Esq.
                                     Telecopy No. (561) 995-0085

                                     WITH A COPY TO:

                                     Greenberg Traurig Hoffman Lipoff
                                     Rosen & Quentel, P.A.
                                     1221 Brickell Avenue
                                     Miami, Florida 33131
                                     Attention:  Paul Berkowitz, Esq.
                                     Telecopy No. (305) 579-0717

           If to the Company
           or the Stockholders:      Richardson Labs, Inc.
                                     3475 Commercial Court
                                     Meridian, Idaho 83642
                                     Attn:  Faisal Shah, Esq.
                                     Telecopy No. (208) 893-6764

                                     WITH A COPY TO:

                                     Pillsbury, Madison & Sutro LLP
                                     Citicorp Plaza
                                     725 S. Figueroa Street
                                     Suite 1200
                                     Los Angeles, California  90017-2513
                                     Attention:  Margaret Milam, Esq.
                                     Telecopy No. (213) 629-1033

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         11.06 NO SHOP. Prior to the earlier of March 31, 1998 or the date of termination of this Agreement pursuant to Section 4.04, the Stockholders and the Principals shall not, and shall each cause the Company, their respective officers, directors, employees and other agents, not to, directly or indirectly
(X) take any action to solicit or initiate any Acquisition Proposal (as hereinafter defined), or (Y) continue, initiate or engage in negotiations concerning any Acquisition Proposal with, or disclose any non-public information relating to the Company, or afford access to the properties, books or records of the Company to, any corporation, partnership, person or other entity (except the Buyers and their representatives) that may be considering or has made an Acquisition Proposal, or (Z) enter into any agreement or take any action that by its terms or effect could reasonably be expected to affect adversely the ability of any parties hereto to consummate the transactions contemplated hereby. The term "Acquisition Proposal" as used herein means any offer or proposal for, or indication of interest in, any acquisition of the Company, whether by way of a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of, the Company or the acquisition of any equity interests in the Company.

         11.07 GOVERNING LAW. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).

         11.08 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (iv) of Section
4.02 and clause (i) of Section 4.03 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

         11.09 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.10 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         11.11 EXHIBITS AND SCHEDULES. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. The terms of any Exhibit hereto shall supersede any inconsistent or conflicting terms contained herein.

         11.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.13 REFERENCES. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

         11.14 SURVIVAL. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         11.15 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         11.16 FURTHER ASSURANCES. The parties hereto shall use their best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. None of the Company, the Stockholders, the Principals or the Buyers shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

                            ARTICLE XII - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article XII or elsewhere in this Agreement.

         12.01 AFFILIATE. The term "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         12.02 CLOSING. The term "Closing shall have the meaning ascribed to it in Section 4.01.

         12.03 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         12.04 ERISA. The term "ERISA" has the meaning ascribed to it in Section 5.08.

         12.05 COLLATERAL AGREEMENTS. The term "Collateral Agreements" shall mean all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         12.06 CONTRACTS. The term "Contracts", when described as being those of or applicable to any Person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.

         12.07 COMPANY BENEFIT PLAN. The term "Company Benefit Plan" has the meaning ascribed to it in Section 5.08.

         12.08 COMPANY CERTIFICATE. The term "Company Certificate" shall have the meaning ascribed to it in Section 3.01(b).

         12.09 COMPANY MATERIAL CONTRACT. The term "Company Material Contract" has the meaning ascribed to it in Section 5.15.

         12.10 COMPANY SHARES. The term "Company Shares" shall have the meaning ascribed to it in Section 3.01.

         12.11 DAMAGES. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and reasonable attorneys' and accountants' fees and disbursements).

         12.12 EFFECTIVE TIME. The term "Effective Time" shall have the meaning ascribed to it in Section 1.02.

         12.13 ENVIRONMENTAL LAWS. The term "Environmental Laws" means all U.S. federal, state and local laws, ordinances, rules and regulations applicable to Company in any way relating to or regulating industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and the Clean Water Act, 33 U.S.C. ss. 1251, et seq.

         12.14 EXCHANGE ACT. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         12.15 EXCHANGE RATIO. The term "Exchange Ratio" shall have the meaning ascribed to it in Section 3.01(b).

         12.16 FINANCIAL STATEMENTS. The term "Financial Statements" shall mean any or all of the financial statements, including balance sheets and related statements of income, cash flow, shareholders equity and the accompanying notes thereto, of the entity to which they refer prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

         12.17 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean any U.S. federal or state authorities or any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         12.18 HRS ACT. The term "HRS Act" has the meaning ascribed to it in
Section 5.05.

         12.19 IRS. The term "IRS" means the United States Internal Revenue Service.

         12.20 KNOWLEDGE. The terms "Known" or "Knowledge" mean, whenever a statement regarding the existence or absence of facts is qualified by a phrase such as "to such person's Knowledge" or "Known to such person," that the only information to be attributed to such person in information actually Known to an executive officer who devoted substantive attention to matters of such nature during the ordinary course of his employment by such persons.

         12.21 LEGAL REQUIREMENTS. The term "Legal Requirements", when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or Properties.

         12.22 LIENS. The term "Liens" has the meaning ascribed to it in Section 5.03(b).

         12.23 MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" with respect to a specific entity, means a material adverse effect on the financial condition, business, net worth, assets, employees, obligations, liabilities or results of operations of such entity and its subsidiaries, taken as a whole; except for effects caused by (1) effects or conditions generally affecting the vitamin and dietary supplement industry; (2) changes in general business and economic conditions; and (3) changes in laws, regulations or GAAP which effect such entities generally.

         12.24 PERMITS. The term "Permits" shall mean any and all permits, legal status or orders granted by any Governmental Authority.

         12.25 PERMITTED EXCEPTIONS. The term "Permitted Exceptions" means (1) any Liens for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (2) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith; (3) Liens associated with purchase money security interests; (4) with respect to real property, easements, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances whether of record or apparent on the premises, including, but not limited to road, highway, pipeline, railroad and utility easements and defects in the chain of title which are individually or in the aggregate do not materially and adversely affect the present use of such real property.

         12.26 PROPERTIES. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible).

         12.27 PROPORTIONATE SHARE. The term "Proportionate Share" shall mean, with respect to any holder of Company Shares, that number of Rexall Shares as is equal to such Stockholder's pro rata equity interest in the Terminating Entity immediately prior to the Effective Time.

         12.28 PURCHASE PRICE SHARES. The term "Purchase Price Shares" has the meaning ascribed to it in Section 3.01(a).

         12.29 RECORDS. The term "Records" has the meaning ascribed to it in
Section 4.02(v).

         12.30 REGULATIONS. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Code.

         12.31 REGULATORY FILINGS. The term "Regulatory Filing" has the meaning ascribed to it in Section 5.05.

         12.32 REXALL REPORTS. The term "Rexall Reports" has the meaning ascribed to it in Section 6.06.

         12.33 REXALL SHARES. The term "Rexall Shares" has the meaning ascribed to it in Section 3.01(a).

         12.34 REXALL SUBSIDIARY. The term "Rexall Subsidiary" has the meaning ascribed to it in Section 6.01.

         12.35 SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         12.36 USED. The term "Used" shall mean, with respect to the Properties, Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with its business and operations, whether or not reflected on the Company's books of account.

         EXECUTED as of the date first written above.

                                     BUYERS:
                                     -------

                                     REXALL SUNDOWN, INC.

                                     By:
                                        ----------------------------------------

                                     RAC ACQUISITION CORP.

                                     By:
                                        ----------------------------------------


                                     STOCKHOLDERS:
                                     -------------


                                     ABRAHAM & SONS LLC

                                     By:
                                        ----------------------------------------

                                     PRIDDY BROTHERS HOLDINGS, INC.

                                     By:
                                        ----------------------------------------


                                    COMPANY:
                                    --------


                                    RICHARDSON LABS, INC.

                                    By:
                                       -----------------------------------------


                                    PRINCIPALS:
                                    -----------


                                    -------------------------------------------
                                    Edward Priddy


                                    -------------------------------------------
                                    John Priddy


                                    -------------------------------------------
                                    Mark Priddy